UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): May 1, 2006

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer
Identification No.)

767 Third Avenue, 34th Floor

New York, New York 10017

(212) 826-2530

(Address, including Zip Code, and Telephone Number,

including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2006, Granite Broadcasting Corporation (“Granite”) and certain of Granite’s subsidiaries entered into a definitive agreement (the “KBWB Sale Agreement”) with DS Audible San Francisco, LLC (“San Fancisco Buyer”), a special purpose entity created by affiliates of the investment firms Canyon Capital Advisors, LLC, D.B. Zwirn & Co., L.P., Fortress Investment Group and Ramius Capital Group, whereby (i) San Fancisco Buyer agreed to purchase from Granite substantially all of the assets of television station KBWB-TV (“KBWB”), channel 20 in San Francisco, California, and (ii) Granite agreed to a non-compete covenant in the San Francisco market for five years from the closing date.

In addition, on May 1, 2006, Granite and certain of Granite’s subsidiaries entered into a definitive agreement (the “WDWB Sale Agreement” and together with the KBWB Sale Agreement, the “Sale Agreements”) with DS Audible Detroit, LLC (“Detroit Buyer”) a special purpose entity created by affiliates of the investment firms Canyon Capital Advisors, LLC, D.B. Zwirn & Co., L.P., Fortress Investment Group and Ramius Capital Group, whereby (i) Detroit Buyer agreed to purchase from Granite substantially all of the assets of television station WDWB-TV (“WDWB”), channel 20 in Detroit, Michigan, and (ii) Granite agreed to a non-compete covenant in the Detroit market for five years from the closing date.

The aggregate consideration to be received by Granite for the sales of the assets of KBWB and WDWB is $130 million, before closing and other adjustments, and the consideration for each of the covenants not to compete in the San Francisco and Detroit markets is $10 million. The aggregate of $150 million is payable in cash.

The foregoing description of the transactions contemplated by the Sale Agreements does not purport to be a complete statement of the parties’ rights under the Sale Agreements and is qualified in its entirety by reference to the full text of the Sale Agreements, which are filed with this report as Exhibits 2.1 and 2.2, respectively. A copy of the press release announcing the execution of the Sale Agreements is filed with this report as Exhibit 99.1.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entry into the KBWB Sale Agreement, Granite and certain of Granite’s subsidiaries terminated the Purchase and Sale Agreement, dated as of  September 8, 2005, by and among Granite, KBWB, Inc., KBWB License, Inc. and AM Broadcasting KBWB, Inc. (“AM KBWB”), as amended, by providing written notice to AM KBWB with no liability or obligation to AM KBWB.

In connection with entry into the WDWB Sale Agreement, Granite and certain of Granites subsidiaries also terminated the Purchase and Sale Agreement, dated as of September 8, 2005, by and among Granite, WXON, Inc., WXON License, Inc. and AM Broadcasting WDWB, Inc. (“AM WDWB”), as amended, by providing written notice to AM WDWB with no liability or obligation to AM WDWB.

Item 2.02. Results of Operations and Financial Condition.

On May 2, 2006, Granite issued a press release setting forth its results for the first quarter ended March 31, 2006. A copy of Granite’s press release is furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
2.1	Purchase and Sale Agreement, dated as of May 1, 2006, by and among DS Audible San Francisco LLC, Granite Broadcasting Corporation, KBWB, Inc, and KBWB License, Inc.

2.2	Purchase and Sale Agreement, dated as of May 1, 2006, by and among DS Audible Detroit LLC, Granite Broadcasting Corporation, WXON, Inc, and WXON License, Inc.

99.1	Granite Broadcasting Corporation Press Release dated May 2, 2006, announcing entry into definitive agreements to sell KBWB and WDWB

99.2	Granite Broadcasting Corporation Press Release dated May 2, 2006, announcing results for the first quarter ended March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: May 5, 2006	By:	/s/ Lawrence I. Wills
Lawrence I. Wills
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of May 1, 2006, by and among DS Audible San Francisco LLC, Granite Broadcasting Corporation, KBWB, Inc, and KBWB License, Inc.

2.2	Purchase and Sale Agreement, dated as of May 1, 2006, by and among DS Audible Detroit LLC, Granite Broadcasting Corporation, WXON, Inc, and WXON License, Inc.

99.1	Granite Broadcasting Corporation Press Release dated May 2, 2006, announcing entry into definitive agreements to sell KBWB and WDWB

99.2	Granite Broadcasting Corporation Press Release dated May 2, 2006, announcing results for the first quarter ended March 31, 2006